Exhibit 5.1

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
www.lw.com

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Rowan Companies plc

Cannon Place

78 Cannon Street

London, EC4N 6AF

United Kingdom

Re:    Rowan Companies plc (the “Company”) – Registration Statement on Form S-3 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as English legal advisers to the Company, a public limited company incorporated in England and Wales, in connection with the preparation and filing of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) on 11 May 2018.

The Registration Statement has been filed in connection with the registration for issuance, offering, sale and delivery from time to time of Class A Ordinary Shares of the Company with a nominal value of US $0.125 per share (“Class A Ordinary Shares”) and preference shares and other ordinary shares in the capital of the Company as determined by the directors of the Company in accordance with the articles of association of the Company and English law as then in force (together with the Class A Ordinary Shares, the “Shares”), amongst other securities.

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820). A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, European lawyers or managers authorised by the SRA. We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

1.	INTRODUCTION

1.1	Purpose

In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection about the Company conducted on 11 May 2018;

(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on 11 May 2018 at 10:53 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	a PDF executed copy of the minutes of the annual general meeting of the shareholders of the Company held on 25 May 2017 (the “2017 AGM”) which included resolutions amongst others:

(i)	authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 (the “Companies Act”) to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company (A) up to an aggregate nominal amount of US$5,281,175; and (B) up to a further aggregate nominal amount of US$5,281,175 provided that they comprise equity securities (as defined in section 560 of the Companies Act) (“Equity Securities”) and they are offered by way of a rights issue; and

(ii)	disapplying section 561 of the Companies Act in respect of the allotment of Equity Securities or the sale of treasury shares up to an aggregate nominal amount of US$800,178 or that are allotted in a pre-emptive offering (in the case of allotments made under the authority granted in (i)(B) above) in connection with an offer by way of a rights issue only (together, the “2017 Resolutions”);

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(d)	a copy of the notice of annual general meeting dated and filed with the SEC on 3 April 2018 in relation to the annual general meeting of the Company proposed to be held on 24 May 2018 (the “2018 AGM”) (the “2018 AGM Notice”), which sets out the ordinary and special resolutions proposed to be passed at the 2018 AGM, which includes resolutions amongst others (i) authorising the directors of the Company for the purposes of section 551 of the Companies Act to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company (A) up to an aggregate nominal amount of US$5,284,815; and (B) up to a further aggregate nominal amount of US$5,284,815 provided that they comprise Equity Securities and they are offered by way of a rights issue; and (ii) disapplying section 561 of the Companies Act in respect of the allotment of Equity Securities or the sale of treasury shares up to an aggregate nominal amount of US$800,730 or that are allotted in a pre-emptive offering (in the case of allotments made under the authority granted in (i)(B) above) in connection with an offer by way of a rights issue only (together, the “2018 Resolutions”);

(e)	minutes from the meeting of the directors of the Company held on 28 March 2018 at which the directors of the Company approved, inter alia, the preparation and filing of one or more registration statements on Form S-3 (the “Board Minutes”);

(f)	PDF copies of the certificate of incorporation of the Company with the name Rowan Companies Limited dated 11 October 2011, and the certificate of incorporation on re-registration of the Company as a public limited company under the name Rowan Companies plc dated 1 May 2012;

(g)	a PDF copy of the current articles of association of the Company adopted on 30 April 2012, with effect from 4 May 2012 (the “Articles of Association”); and

(h)	a copy of the Registration Statement dated 11 May 2018, and filed with the SEC on 11 May 2018.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below; and

(b)	we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

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2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

(a)	the Registration Statement, as amended and supplemented, having become effective under the Securities Act and continuing to be so effective;

(b)	the directors of the Company at the time of any allotment and issue of Shares being duly authorised pursuant to the articles of association of the Company in force at the time of such allotment and issue, the Companies Act and any relevant authority given by the members of the Company to allot such Shares and any rights of pre-emption under such articles of association or the Companies Act in respect of such allotment having been validly disapplied;

(c)	the directors of the Company having validly resolved to allot the Shares;

(d)	the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) of not less than the aggregate nominal value for the Shares; and

(e)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that the Shares, if and when issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms of the Registration Statement and as described therein, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof) and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the transactions contemplated by the Registration Statement.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

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4.	DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This letter may not be relied upon by you for any other purpose, and, other than as set out above, may not be furnished to, or assigned to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully,

/s/ LATHAM & WATKINS

LATHAM & WATKINS

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Schedule 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than English law;

(d)	that the Articles of Association remain in full force and effect, and (subject to (f)(i) below) no alteration has been made or will be made to the Articles of Association, in each case prior to any date on which Shares are allotted or issued (each such date being an “Allotment Date”);

(e)	that a complete prospectus supplement will have been prepared and filed with the SEC describing the Shares offered before each Allotment Date;

(f)	that to the extent required to ensure that any Shares (other than Class A Ordinary Shares) are validly allotted and issued in accordance with the Articles of Association, the Companies Act and all other applicable laws:

(i)	any necessary changes having been made to the Articles of Association;

(ii)	the consents or sanctions of each relevant class of shares having been provided in accordance with the Articles of Association and the Companies Act and such consents and/or sanctions remaining in full force and effect at each Allotment Date; and

(iii)	any other necessary shareholder resolutions having been duly passed and such resolutions remaining in full force and effect on each Allotment Date;

(g)	that all documents, forms and notices which should have been delivered to Companies House in respect of the Company have been so delivered, that the results of the Searches are complete and accurate, that the position has not changed since the times at which the Searches were made and that the results of the Searches will remain complete and accurate as at each Allotment Date;

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(h)	that the resolutions of the board of directors of the Company contained in the Board Minutes provided to us in connection with the giving of this opinion and the resolutions of the board of the directors referred to in paragraph 2(c) of this opinion were and/or will be duly passed at a meeting of the board of directors that was and/or will be duly constituted, convened and conducted and all constitutional, statutory and other formalities were and/or will be duly observed (including, if applicable, those relating to the declaration of directors’ interests or the power of interested directors to vote), a quorum was and/or will be present throughout, the requisite majority of directors voted and/or will vote in favour of approving the resolutions and the resolutions passed thereat were and/or will be duly adopted, have not been and/or will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;

(i)	that the 2017 AGM was validly constituted, convened and conducted in accordance with the Articles of Association, that all constitutional, statutory and other formalities were observed at the 2017 AGM in connection with the passing of the resolutions and no such resolution has been revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(j)	that the 2018 AGM will be validly constituted, convened and conducted in accordance with the Articles of Association, that the 2018 Resolutions shall be duly and validly passed by the shareholders in the form set out in the 2018 AGM Notice at the 2018 AGM, that all constitutional, statutory and other formalities will be observed at the 2018 AGM in connection with the passing of the 2018 Resolutions and no such resolution will be revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(k)	that as at each Allotment Date, the authority granted (or to be granted, as the case may be) pursuant to the 2017 Resolutions or the 2018 Resolutions, as applicable, will remain unutilised to the extent necessary to permit such allotment and issue of Shares, or if at any Allotment Date, the 2017 Resolutions and the 2018 Resolutions have expired, the Company in general meeting duly and validly having resolved (i) as an ordinary resolution to authorise the board of directors of the Company pursuant to section 551 of the Companies Act to allot such Shares, and (ii) as may be required, as a special resolution to empower the directors of the Company pursuant to section 570 or section 571 (as applicable) of the Companies Act to allot such Shares, free of the restrictions in section 561 of the Companies Act, and such resolutions and authorities remaining in full force and effect and not having expired, been rescinded or amended;

(l)	that any subsequent general meeting referred to in (k) above will be validly constituted, convened and conducted in accordance with the Articles of Association, that all constitutional, statutory and other formalities will be observed at the general meeting in connection with the passing of the resolutions and no such resolution will have been revoked or varied prior to each Allotment Date and will remain in full force and effect at each Allotment Date;

(m)	that the Shares will have a nominal value denominated in US Dollars (and accordingly this opinion does not cover the allotment and issue of any Class B Ordinary Shares of the Company with a nominal value of £1.00 per share);

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(n)	that at the time of each allotment and issue of any Shares, the Company shall have received “cash consideration” (as such term is defined in section 583(3) of the Companies Act) in full, equal to the subscription price payable for such Shares and shall have entered the holder or holders thereof in the register of members of the Company showing that all such Shares shall have been fully paid up as to their nominal value and any premium thereon as at each Allotment Date;

(o)	that immediately prior to allotment, the directors of the Company had or shall have sufficient authority and powers conferred upon them to allot and issue such Shares under section 551 of the Companies Act and under section 570 or section 571 (as applicable) of the Companies Act as if section 561 of the Companies Act did not apply to such allotment and issue, and the directors of the Company shall not allot or issue (or purport to allot or issue) Shares in excess of such powers or in breach of any other limitation on their power to allot and issue Shares;

(p)	that no Shares shall be allotted or issued, or are or shall be committed to be allotted or issued, at a discount to their nominal value (whether in pounds sterling or equivalent in any other currency);

(q)	that any allotment and issue of Shares will be duly made in accordance with both the Articles of Association (as may be amended), the Companies Act and the applicable law, rules and regulations in force at the time of such allotment and issue, including without limitation, the rules of any stock exchange on which the Company’s securities may be traded;

(r)	that there is, at each Allotment Date, no matter affecting the authority of the directors to issue and allot the Shares which would have any adverse implications in relation to the opinion given above;

(s)	that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(t)	that in issuing and allotting Shares, the Company is not carrying on a regulated activity for the purposes of section 19 of FSMA;

(u)	that the Company has complied and will comply with all applicable anti-terrorism, anti-money laundering, sanctions and human rights laws and regulations and that each allotment and issue of Shares will be consistent with all such laws and regulations;

(v)	that the Shares will be allotted and issued in good faith and on bona fide commercial terms and on arms’ length terms and for the purpose of carrying on the business of the Company and that there will be reasonable grounds for believing that the allotment and issue of the Shares will promote the success of the Company for the benefit of its members as a whole;

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(w)	that there has not and shall not be any bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company in relation to any allotment and issue of Shares; and

(x)	that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company), and such actions and steps will not have been taken as at any Allotment Date.

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Schedule 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

(b)	the opinions set out in this letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact; and

(d)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

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